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                                                                      Exhibit 23


                         CONSENT OF INDEPENDENT ACCOUNTS

       We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 2-90702, 33-18202, 33-55986 and 33-56101) of Ecolab Inc. of our report dated June 22, 1999 related to the financial statements, which appears in this Form 11-K. We also consent to the references to us under the headings "Interests of Named Experts and Counsel" and "Incorporation of Documents by Reference" in the above-listed Registration Statements.




                                           /s/PricewaterhouseCoopers LLP
                                           PRICEWATERHOUSECOOPERS LLP




Saint Paul, Minnesota
June 28, 1999